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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY

                                                                             OTHER NAME, IF ANY,
                                     STATE OR OTHER JURISDICTION             THAT THE SUBSIDIARY
NAME                                     OF INCORPORATION                    DOES BUSINESS UNDER
RMI Titanium Company                       Ohio

New Century Metals, Inc.                   Ohio

Weld-Tech Engineering Services, L.P.       Texas

RTI Energy Systems, Inc.                   Ohio

TRADCO, Inc.                               Missouri

Galt Alloys, Inc.                          Ohio
